UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

SOLAR3D, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49805	01-0592299
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

26 West Mission Avenue #8 Santa Barbara, CA	93101
(Address of Principal Executive Offices)	(Zip Code)

(805) 690-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 6, 2015, Solar3D, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Plan B Enterprises, Inc., a California corporation and d/b/a Universal Racking Solutions (“Plan B”), Kirk R. Short (the “Plan B Shareholder” or “Short”) and Elite Solar Acquisition Sub., Inc., a wholly owned subsidiary of the Company (the “Surviving Corporation”) whereby Plan B merged with and into the Surviving Corporation (the  “Merger”).  The closing date of the Merger is contemplated to be on or around November 1, 2015 (the “Closing Date”).

Plan B is engaged in the business of designing and installing photovoltaic systems for residential, commercial, agricultural and municipal customers.

The aggregate consideration for the Merger paid by the Company to the Plan B Shareholder in exchange for and in cancellation of his shares of common stock of Plan B, which constitute 100% of the interests in Plan B, shall be $7,150,000 paid in the form of cash in the amount of $2,500,000 and shares of the Company’s common stock.  The aggregate number of shares of common stock to be delivered to the Plan B Shareholder shall equal $4,650,000 divided by the lower of (a) $4.00 or (b) the Company’s average closing price, as reported on NASDAQ, for the five trading days prior to the Closing Date.

As additional consideration, in the event that the Surviving Corporation (including Plan B prior to the Closing Date) recognizes revenue of: (i) not less than $20 million with EBITA of not less $2.2 million in calendar year 2015, then prior to March 30, 2016, the Company shall pay the Plan B Shareholder an additional $2 million in consideration for the Merger, payable by $1 million in cash and $1 million in the Company’s common stock; (ii) less than $20 million but not less than $18 million, with EBITDA not less than $1.98 million in calendar 2015, then prior to March 30, 2016, the Company shall pay the Plan B Shareholder an additional $1.6 million in consideration for the Merger, payable by $800,000 in cash and $800,000 in the Company’s common stock; and (iii) less than $18 million but not less than $15 million, with not less than $1.65 million in calendar 2015, then prior to March 30, 2016, the Company shall pay the Plan B Shareholder an additional $1.2 million in consideration for the Merger, payable by $600,000 in cash and $600,000 in the Company’s common stock.  In each case, the number of shares of such common stock shall be determined using the Company’s average closing price, as reported by Nasdaq, for the five trading days prior to the December 31, 2015.

Pursuant to the Merger Agreement, the Company agreed to enter into employment agreements with certain employees of Plan B.

Also pursuant to the Merger Agreement, James B. Nelson, the Company’s Chief Executive Officer, Short and Tracy M. Welch were appointed to the Board of Directors of the Surviving Corporation.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Merger Agreement, the Employment Agreements or any other related ancillary documents which are exhibits to the Merger Agreement, and is qualified in its entirety by reference to the each respective exhibit filed in this Current Report.

Item 9.01                         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.01	Agreement and Plan of Merger
99.1	Press Release issued August 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2015

SOLAR3D, INC.

By:	/s/ James B. Nelson
Name: James B. Nelson
Title: Chief Executive Officer